Exhibit 99.3

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   _________


                                  FORM 11-K


                                ANNUAL REPORT
                       PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the fiscal year ended: December 31, 1999


[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the transition period from ________ to ________


Commission file number: 1-4850


     A. Full title of plan and the address of the plan, if different from that of the issuer named below: CSC Outsourcing Inc. CUTW Hourly Savings Plan

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                                           2100 East Grand Avenue
                                           El Segundo, California 90245

                             TABLE OF CONTENTS
                             -----------------


Description                                                              Page
-----------                                                              ----

 Statements of Net Assets Available for Benefits
  As of December 31, 1999 and 1998.......................................  3

 Statements of Changes in Net Assets Available for Benefits
  As of December 31, 1999 and 1998.......................................  4

 Notes to the Financial Statements.......................................  5

                  CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                            STATEMENTS OF NET ASSETS
                            AVAILABLE  FOR BENEFITS

                                                      December 31,
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
Assets
Investments (Note 2, 5, 8 and 9):
  Short-term                                 $    6,306         $    8,094
  Long-term - at fair value:
    Brinson U.S. Bond Fund                       53,849             57,871
    Brinson U.S. Stock Fund                      30,754             25,748
    Mellon Enhanced Asset Fund                   14,087              7,151
    Brinson U.S. Equity Fund                    272,764            284,552
    Mellon Stock Index Fund                     135,403            117,654
    CSC Company stock                         1,001,133            676,231
    Employee Loans (Note 6)                      29,555             27,660
  Plan interest in Master Trust                 177,509            151,592
                                             ----------         ----------
Total Investments                             1,721,360          1,356,553
                                             ----------         ----------

Receivables:
  Employee Contributions                          8,622              1,715
  Employer Contributions                            800                750
  Other Receivables                               6,380                966
                                             ----------         ----------
Total Receivables                                15,802              3,431
                                             ----------         ----------
 Total Assets                                 1,737,162          1,359,984
                                             ----------         ----------
Liabilities
 Accounts Payable                                13,309             13,494
                                             ----------         ----------
  Total Liabilities                              13,309             13,494
                                             ----------         ----------
Net Assets Available for Benefits            $1,723,853         $1,346,490
                                             ==========         ==========

                       See Notes to Financial Statements

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                      STATEMENTS OF CHANGES IN NET ASSETS
                           AVAILABLE  FOR BENEFITS

                                                  For the Years Ended
                                                      December 31,
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
ADDITIONS
 Investment Income:
 Net appreciation in fair value of
  investments (Note 9)                       $  295,016         $  266,598
 Interest                                           352                563
 Dividends                                       16,758             13,449
 Plan interest in Master Trust
  investment income                               8,569              9,551
                                             ----------         ----------
                                                320,695            290,161
  Less Investment Management Fees                (1,328)            (1,191)
                                             ----------         ----------
                                                319,367            288,970

 Contributions:
  Employee                                      120,105            107,697
  Employer                                       37,058             49,488
                                             ----------         ----------
                                                157,163            157,185
                                             ----------         ----------
   Total Additions                              476,530            446,155

DEDUCTIONS
  Distributions to Participants
   (Notes 1 and 7)                               99,167             41,203
                                             ----------         ----------
    Total Deductions                             99,167             41,203
                                             ----------         ----------
    Net Increase                                377,363            404,952
                                             ----------         ----------

Net Assets Available for Benefits:
 Beginning of Year                            1,346,490            941,538
                                             ----------         ----------
 End of Year                                 $1,723,853         $1,346,490
                                             ==========         ==========

                       See Notes to Financial Statements

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Note 1     Description of the Plan
           -----------------------

The following brief description of the CSC Outsourcing Inc. CUTW Hourly Savings Plan (the "Plan") of CSC Outsourcing Inc. (the "Company") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

The Plan became effective August 5, 1995, as a result of the Company acquiring certain employees of the Southern New England Telephone Company. The Plan is administered by a Committee consisting of four members (the "Committee) who are appointed by the Board of Directors of the Company and serve without compensation, being reimbursed by the Company for all expenditures incurred in the discharge of their duties as members of the Committee. The Committee has the power to interpret, construe and administer the Plan and to decide any dispute which may arise under the Plan. The Bank of New York (the "Trustee"), administers the Trust pursuant to a Trust Agreement entered into with the Company. All administrative expenses incurred for services rendered to the Plan shall be paid from the Trust to the extent not paid by the Company.

The Plan is a voluntary, contributory, defined contribution plan and is intended to satisfy the requirements of Section 401(a) and 401(k) of the Internal Revenue Code (the "Code"). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue contributions and to terminate the Plan at anytime. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

Eligibility and Participation
-----------------------------

Employees are eligible to participate on specified enrollment dates if they satisfy the Plan's eligibility requirements, are hourly paid employees of CSC Outsourcing Inc. and are members of a collective bargaining unit for which participation in this Plan has been provided by negotiated agreement. A rehired eligible employee is eligible to rejoin the Plan on the next enrollment date.

There were approximately 61 and 65 participating employees at December 31, 1999 and 1998, respectively.

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Employee and Company Contributions
----------------------------------

A participant may authorize before-tax and after-tax contributions to the Plan subject to a maximum level of contributions (a certain percentage of base earnings), as specified by the bargaining agreement covering the employee. The Company will contribute, and forward to the Trust fund 66 2/3% of the first 1% to 6% for the employee matched contribution together with the participant's before-tax and after-tax contribution.

The employee base earnings deferred and contributed to the Trust fund cannot exceed $10,000 for calendar years 1999 and 1998, respectively, the maximum allowable under the Code. Annual after-tax contributions to the Plan (including employee and Company matching contributions) are limited to $30,000 for each participant. Any compensation deferral in excess of $10,000 and any after-tax contributions with matching Company contributions in excess of $30,000, together with income allocable to those excess contributions will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

Participant Accounts
--------------------

Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Vesting of Participants' Interests/Forfeitures
----------------------------------------------

Participants are 100 percent vested at all times in their before-tax, after-tax contribution and Company matching accounts.

Distributable Amounts, Withdrawals and Refunds
----------------------------------------------

The entire balance in all accounts for participants who retire, die, become disabled, or are discharged is distributed according to the provisions of the Plan. There are no forfeitures. The amounts distributed during 1999 and 1998, excluding hardship withdrawls, totaled $99,167 and $3,161, respectively.

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

While still an employee, a participant may make an in-service withdrawal of all or a part of the vested portion of his or her accounts attributable to their contributions, as well as vested Company matching contributions, plus the earnings on those amounts subject to the provisions of the Plan. Upon written notice to the Committee, a participant may make a hardship withdrawal of his or her before-tax and after-tax contributions, as well as Company matching contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. A participant may request a hardship withdrawal only if he or she first takes a loan of any available monies in the Plan. Both types of withdrawals are subject to certain restrictions as described in the Plan document. No hardship withdrawals were made in 1999 but $38,042 were made in 1998.

Note 2     Summary of Significant Accounting Policies
           ------------------------------------------

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with accounting principles generally accepted in the United States of America. The following is a summary of the significant policies.

Assets of the Plan
------------------

The assets of the Plan are held in a trust with five sub-accounts, which represents the investment options. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the Trust.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Security Transactions
---------------------

Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

Participants in the Stock Fund may elect to receive distributions in certificates for shares of the common stock of Computer Sciences Corporation.

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999


Valuation of Investment Securities
----------------------------------

Investments in common stocks and mutual funds are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the month or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in certificates of deposit, money market funds and corporate debt instruments (commercial paper) are stated at cost which approximates fair value.

Payment of Benefits
-------------------

Benefits are recorded when paid.

Reclassifications
-----------------

The Plan has adopted Statement of Position 99-3, "Accounting and Reporting of Certain Defined Contribution Plan Investments and other Disclosure Matters." As a result, a reclassification of the prior year's financial statements has been made to eliminate the by-fund disclosures.

Note 3     Income Tax Status
           -----------------

The Company will apply for a determination letter from the Internal Revenue Service substantiating that the Plan, as amended, qualifies under Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. The Committee believes the Plan is designed and operated to qualify as such. When the requirements of
Section 401(k) of the Code are satisfied, the following tax consequences result:

(i) A participant is not subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant is able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $10,000 for 1999 and 1998 taxable years of the participants.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally is subject to federal income taxation, except that: (1) tax on "net unrealized appreciation" on any Computer Sciences Corporation stock distributed as a part of a "lump sum distribution" generally is deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Note 4     Reconciliation of Financial Statements to Form 5500
           ---------------------------------------------------

                                                      December 31,
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
Net assets available for benefits per
 the financial statements                    $1,723,853         $1,346,490
Amounts allocated to withdrawing
 participants                                       (51)            (1,075)
                                             ----------         ----------
Net assets available for benefits
 per Form 5500                               $1,723,802         $1,345,415
                                             ==========         ==========

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                      Year Ended December 31,
                                                      -----------------------
                                                         1999         1998
                                                      ----------   ----------
Benefits paid to participants per the financial
 Statements                                            $99,167      $41,203
Add:  Amounts allocated to withdrawing participants
      at December 31, 1999                                  51        1,075
Less: Amounts allocated to withdrawing participants
      at December 31, 1998                              (1,075)      (4,237)
                                                       -------      -------
Benefits paid to participants per the Form 5500        $98,143      $38,041
                                                       =======      =======

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1999 but not paid as of that date.

Note 5     Investment Funds
           ----------------

Participant contributions - Subject to rules the bargaining unit has adopted, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions and after-tax contributions in percentages determined by the bargaining unit.

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

The Fixed Income Fund
---------------------

The Fixed Income Fund represents holdings of units in a Master Trust investment vehicle and is managed by BlackRock Financial Management. The investment portfolio is actively managed and consists of short-term (1-3 year) fixed income instruments which include: U.S. Treasury and agency securities, corporate bonds, mortgage-backed securities and asset-backed fixed income securities. All of the Fund's assets are rated single-A or better at the time of purchase and all securities must be U.S. dollar denominated. All new cash flows into the Fund are invested in this actively managed bond fund. At December 31, 1999 and 1998, the Plan's interest in the net assets of the Master Trust was approximately 1% and .08%, respectively. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

The following table represents the fair value of investments for the Master
Trust.

                                                      December 31,
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
Investments at fair value:
 Corporate bonds                            $ 10,683,212       $118,380,288
 U.S. government securities                    8,885,921         57,684,732
 Other bonds                                   2,358,608         16,164,613
 Short-term investments                          233,323          3,777,721
 Accrued income                                  160,208            966,721
                                            ------------       ------------
                                            $ 22,321,272       $196,974,075
                                            ============       ============

Investment income for the Master Trust is as follows:

                                                      December 31,
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
Investment income:
 Net appreciation (depreciation) in
  fair value of investments investments     $   (599,954)      $  1,731,522
 Interest:
   Corporate bonds                               705,454          6,710,396
   U.S. government securities                    466,200          3,786,462
   Other bonds                                   131,971            691,664
   Short-term investments                         73,592            365,214
                                            ------------       ------------
                                                 777,263         13,285,258
 Less investment management fees                (125,183)          (227,349)
                                            ------------       ------------
                                            $    652,080       $ 13,057,909
                                            ============       ============

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

The Balanced Fund
-----------------

The Balanced Fund is co-managed by Brinson Partners, Inc. (approximately 86% as of December 31, 1999) and Mellon Capital Management (approximately 14% as of December 31, 1999). The Balanced Fund is invested in an actively managed combination of U.S. equity securities, U.S. fixed income securities and cash equivalents. The U.S. equity portfolio consists of large, intermediate and small company stocks. The bond portfolio consists primarily of U.S. Treasury, government agency and corporate issues. This Fund's objective is to maximize risk-adjusted total returns relative to the U.S. Balanced Index over a full economic cycle.

The Active Equity Fund
----------------------

The Active Equity Fund is managed by Brinson Partners, Inc. The Fund is broadly diversified by issue and industry relative to the Wilshire 5000 index. The Fund is typically invested in 70% large capitalization and 30% intermediate and small capitalization stocks. The Fund may hold up to 50% in cash equivalents for portfolio risk management purposes. The Fund's objective is to maximize risk-adjusted total returns relative to the Wilshire 5000 index over a full economic cycle.

The Stock Index Fund
--------------------

The Fund is managed by Mellon Capital Management. The objective of the Fund is to modestly exceed the performance of the Standard & Poor's 500 Stock Index. The Stock Index Fund either invests in a stock portfolio designed to track the performance of the S&P Stock Index and/or creates a synthetic S&P 500 portfolio using (unleveraged) financial futures and options. Assets used as collateral for futures/options positions are comprised of various market or debt instruments.

The Company Stock Fund
----------------------

Amounts allocated to this investment alternative will be used to purchase shares of Computer Sciences Corporation common stock which will be held for the benefit of the participant. The performance of this fund will depend upon the performance of Computer Sciences Corporation stock. The Trustee may purchase Computer Sciences Corporation stock on national securities exchanges or elsewhere.

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

In accordance with rules established by the Committee, participants may change their investment elections as of the first day of the first payroll period in the month, if filed within the prescribed time, by delivering an election form to the Company. Participants may transfer their existing account balances in 1 percent increments. Transfer elections are effective as of the first day of the month, or the second month if the participant's election form is not filed within the time prescribed by the Committee, following the month in which the participant files his election form with the Company.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the Trust fund in the same fund as the participant contributions.

Note 6     Participant Loans
           -----------------

The Plan has a loan provision in place which is available to participants covered by the bargaining unit. As of December 31, 1999 and 1998, $29,555 and $27,660 of loans were outstanding, respectively.

The loans (which are accounted for in the Loan Fund) are deducted from the participants' accounts according to a priority specified in the Plan's loan rules and, within each account, pro rata from the funds based on their balances at the time. Loan repayments are reinvested in the participants' funds according to their current investment election. The repayments are similarly allocated among participants' accounts according to the priority specified in the Plan's rules.

Note 7     Benefits Payable
           ----------------

As of December 31, 1999 and 1998, net assets available for benefits included benefits of $51 and $1,075, respectively, due to participants who have withdrawn from participation in the Plan.

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Note 8     Investments 1999
           ----------------


                                       Shares/Units     Cost     Fair Value
                                       ------------  ----------  ----------
Fixed Income Fund
  Plan Interest in Master Trust        sh. 107,243   $  180,871  $  177,509

Balanced Fund
 Brinson Trust Company Inc.
  U.S. Bond Fund                       sh.     409       55,310      53,849
  U.S. Stock Fund                      sh.      78       22,420      30,754
  Mellon EB Enhanced Asset Allocation  sh.      39       13,366      14,087
  Mellon Temporary Investment Fund     sh.      47           47          47
  BNY Short-Term Money Market Fund     sh.   1,045        1,045       1,045

Active Equity Fund
 Brinson Trust Company, Inc.
  U.S. Equity Portfolio                sh.     766      213,009     272,764
  BNY Short-Term Money Market Fund     sh.     307          307         307

Stock Index Fund
  Mellon EB Stock Index Fund           sh.     284       87,754     135,403
  Mellon Temporary Investment Fund     sh.     368          368         368
  BNY Short-Term Money Market Fund     sh.   1,079        1,079       1,079

Company Stock Fund
 Computer Sciences Common Stock        sh.  10,580      454,224   1,001,133
 BNY Short-Term Money Market Fund      sh.   3,460        3,460       3,460

CSC Employee Loan Fund
 Participant Loans                      $   29,555       29,555      29,555
                                                     ----------  ----------
                                                     $1,062,815  $1,721,360
                                                     ==========  ==========


Total Long-Term Investments                          $1,056,509  $1,715,054
Total Short-Term Investments                              6,306       6,306
                                                     ----------  ----------
                                                     $1,062,815  $1,721,360
                                                     ==========  ==========

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Note 8     Investments 1998
           ----------------


                                       Shares/Units     Cost     Fair Value
                                       ------------  ----------  ----------
Fixed Income Fund
  Plan Interest in Master Trust         sh. 44,409   $  152,183  $  151,592
  BNY Short-Term Money Market Fund      sh.    905          905         905

Balanced Fund
 Brinson Trust Company Inc.
  U.S. Bond Fund                        sh.    442       55,654      57,871
  U.S. Stock Fund                       sh.     63       16,041      25,748
  Mellon EB Enhanced Asset Allocation   sh.     21        6,566       7,151
  Mellon Temporary Investment Fund      sh.    174          174         174
  BNY Short-Term Money Market Fund      sh.  2,355        2,355       2,355

Active Equity Fund
 Brinson Trust Company, Inc.
  U.S. Equity Portfolio                 sh.    743      198,141     284,552
  BNY Short-Term Money Market Fund      sh.     62           62          62

Stock Index Fund
  Mellon EB Stock Index Fund            sh.    298       80,064     117,654
  Mellon Temporary Investment Fund      sh.    417          417         417
  BNY Short-Term Money Market Fund      sh.     21           21          21

Company Stock Fund
 Computer Sciences Common Stock         sh. 10,525      419,017     676,231
 BNY Short-Term Money Market Fund       sh.  4,160        4,160       4,160

CSC Employee Loan Fund
 Participant Loans                       $  27,660       27,660      27,660
                                                     ----------  ----------
                                                     $  963,420  $1,356,553
                                                     ==========  ==========


Total Long-Term Investments                          $  955,326  $1,348,459
Total Short-Term Investments                              8,094       8,094
                                                     ----------  ----------
                                                     $  963,420  $1,356,553
                                                     ==========  ==========

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999


Note 9     Investments
           -----------

The Plan's investment are held in a bank-administered trust-fund. The following table presents investments. Investments that represent 5 percent or more the Plan's net assets are separately identified.

                                                        December 31,
                                                ----------------------------
                                                    1999            1998
                                                ------------    ------------
Investments a Fair Value as Determined by
 Quoted Market Price
  CSC Company Stock                              $1,001,133      $  676,231
  Plan interest in Master Trust                     177,509         151,592
  Interest in registered investment companies:
   Brinson U.S. Equity Fund                         272,764         284,552
   Mellon Stock Index Fund                          135,403         117,654
   Other mutual funds                                98,690          90,770
  Other short-term investments                        6,306           8,094
                                                 ----------      ----------
                                                  1,691,805       1,328,893
                                                 ----------      ----------

Investments at Estimated Fair Value
    Employee Loan Fund                               29,555          27,660
                                                 ----------      ----------
                                                     29,555          27,660
                                                 ----------      ----------
    Total investments                            $1,721,360      $1,356,553
                                                 ==========      ==========

During 1999 and 1998 the Plan's investments (including bought, sold, and held during the year) appreciated in value by $295,016 and $266,598, respectively, as follows:

                           Net Change in Fair Value

                                                   Year Ended December 31,
                                                ----------------------------
                                                    1999            1998
                                                ------------    ------------
Investments at Fair Value as Determined by
 Quoted Market Price
  CSC Company Stock                              $  310,006     $  220,440
   Plan interest in Master Trust                     (2,771)           430
   Interest in registered investment companies:
    Brinson U.S. Bond Fund                           (4,460)         4,471
    Mellon EB Enhanced Allocation Fund                  136            585
    Brinson U.S. Equity Fund                        (25,397)        21,045
    Mellon Stock Index Fund                          17,502         19,627
                                                 ----------     ----------
   Net change in fair value                      $  295,016     $  266,598
                                                 ==========     ==========

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Nonparticipant-Directed Investment
----------------------------------

In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the trust fund in the Company Stock Fund. An exception is in the case of a participant who has (i) attained at least age 59 1/2, or (ii) has been credited with at least five years of service and has attained at least age 55 and has made an election to designate different Funds. However, employee contributions are participant-directed to any of the five sub-accounts representing the investment options.

Information about the net assets and the significant componets of the changes in net assets relating to the nonparticipant-directed investments is as follows:

                                                   Year Ended December 31,
                                                ----------------------------
                                                    1999            1998
                                                ------------    ------------
Changes in Net Assets of CSC Company stock:
  Employee contributions                          $ 65,864        $ 58,389
  Company contributions                             37,058          49,488
  Transfer to other investment funds                (8,444)         10,878
  Net appreciation                                 310,006         220,440
  Benefits paid to participants (Note 9)           (79,582)        (33,704)
                                                  --------        --------
                                                  $324,902        $305,491
                                                  ========        ========

                                  SIGNATURES


The Plan. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Plans Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                              CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN




Date: June 28, 2000           By: /s/ LEON J. LEVEL
                                  -----------------------------------------
                                  Leon J. Level
                                  Chairman,
                                  Computer Sciences Corporation
                                  Retirement Plans Committee


